Performance Food Group Company
Richmond, Virginia

Gentlemen:

Re:  Registration Statements Nos. 333-12223, 33-72400,
     333-78229, 333-24679, 333-68877
     and 333-48462


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 30, 2000 related to our reviews of interim financial information.

Pursuant  to  Rule 436(c) under the Securities  Act  of
1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                   Very truly yours,


                               /s/ KPMG LLP


Richmond, Virginia
November 10, 2000